Exhibit 10.14

Contract No.: 2016 Entrusted Loan No. 000004

General Entrusted Loan Agreement

Notes: On the basis of equity and free will of each party, this contract is signed by the parties through legal negotiations. All articles hereby are truly the expression of the parties. In order to protect the rights of Consigner and Borrower, Consignee calls up hereby Consigner and Borrower to give full attention to the terms of rights and obligations herein for the parties, especially the bold parts.

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This contract is signed by three parties here below, dated 30th (day) September (month) 2016 (year).

Consigner:

Name: Hubei Asset Management Co., Ltd. Legal Representative: Niansheng Li

Address: 40th Floor, Hanjie Headquarter International B Tower, No. 86, Zhongbei Ave., Wuchang District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

Consignee:

Name: Wuhan Jiang’an Branch of Industrial & Commercial Bank of China

Person in Charge: Lai Jun

Address: No. 988, Zhongshan Road, Jiang’an District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

Borrower:

Name: Wuhan Kingold Jewelry Co., Ltd. Legal Representative: Zhihong Jia

Address: No. 15, Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

In accordance with General Authorized Agent Agreement for Entrusted Loan (Agreement No.: 2016 Entrusted No. 001) signed by Consigner and Consignee, dated 28th (day), September (month), 2016 (year), and at the require of Borrower, Consignee agreed to issue this entrusted loan through Consigner’s authorization. Through friendly negotiations, Consigner, Consignee and Borrower hereby reach the agreements below and give full compliance.

Chapter I Amount, Interest Rate, Life of Entrusted Loan and others

Article 1 Loan Currency and Amount. This entrusted loan is RMB 300,000,000.00 (RMB THREE HUNDRED MILLION). This loan is entrusted loan.

Article 2 Interest Rate of the Loan. Interest rate of this entrusted loan is calculated in the (1) way below.

(1) Annual interest rate is a fixed interest rate of 9.5%, which keeps unchanged in the loan term.

(2) It is calculated by / (increasing/decreasing/zero) / % based on bench mark of corresponding term lending rate issued by People’s Bank of China the day Borrower withdraws. In the event People’s Bank of China changes bench mark of lending rate, loan interest in the contract herein shall change simultaneously. Interest rate is calculated for one term with (1/ 3/ 6/ 12) month and the interest is adjusted every term with sectional interest.

Article 3 Calculation and Settlement of Loan Interest. This entrusted loan is calculated by daily interest, monthly (monthly/quarterly/annual) settlement, for monthly settlement, settlement day is the 20th day of the month, for quarterly/annual settlement, settlement day is the 20th day of the last month in that quarter/year. For the unpaid loan interest as scheduled, Consignee shall not count (count/not count) compound interest. If not counting compound interest, it is calculated by overdue penalty interest rate stipulated in the contract herein.

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Article 4 Term of the Loan. The term of this trusted loan is 24 months, dating from ______ (day) _____ (month) 2016 (year) to ______ (day) _____ (month) 2018 (year). In the event the Borrower pays the loan back with the approval by Consigner, interest is calculated by actual days and amount of the loan.

Article 5 Use of the Loan. Trusted loan in the contract herein is used for turnover of current capital.

Article 6 Plan to Use the Loan. Pay to Borrower in a lump sum.

Article7 Loan Repayment. Repayment plan and method of the Borrower is agreed as following: Once payment for principal at maturity; Borrower could repay in advance.

The principal and interest of the loan shall be transferred to the account assigned by Consigner on time.

Article 8 Guarantee of the Loan. Consigner confirms the Guarantor of the loan is Zhihong Jia; guarantee type of the loan is joint liability guarantee.

Article 9 Loan Extension. After consultation between Consigner and Borrower, consensus is reached to extend trusted loan term; Consigner, Consignee and Borrower should sign trusted loan extension agreement 10 days prior to the expiry of the loan.

Article 10 As required by Consignee, Consigner and Borrower should provide such proof materials like business license, tax registration certificate, and annual inspection certificate.

Chapter II Rights and Obligations of Consignee

Article 11 As per the stipulations of General Authorized Agent Agreement for Entrusted Loan herein, Consigner has the right to confirm the Borrower, loan use, loan amount, loan term, loan interest rate, and extension of the loan, and decide at its sole option to guarantee or not.

Article 12 Consigner opens special trusted loan account at Consignee’s office and deposit in ample capital. Consignee should transfer the capital to Borrower’s account within ______days.

Article 13 Consigner itself supervises/ a~~uthorizes Consignee to supervise~~ (delete unnecessary part) Borrower’s use of the loan. What Consignee supervised which is entrusted by Consigner includes the following: (check the available, delete the unnecessary)

~~□~~ to supervise the Borrower on use of the loan as per the stipulation of the contract herein;

~~□~~ to supervise the execution of the project;

~~□~~ to assist to supervise Borrower on production, operation, and management;

~~□~~ to assist to supervise Guarantor on production, operation, and management;

~~□~~ to assist to supervise and urge mortgagor to keep mortgage appropriately (mortgage contract No.___/______);

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~~□~~ to assist to keep mortgage and title certificate (Pledge contract No.___/_____);

~~□~~ other special supervision (if any) ___________________________;

Article14 If Consigner agrees Borrower to pay in advance, Consigner shall inform Consignee in written notice and finish prepayment procedure for Borrower.

Article15 The principal and interest Consigner requires should be transferred into the special entrusted capital account:

Company Name: Hubei Asset Management Co., Ltd.

Account Name: Jiang’an Branch of Industrial & Commercial Bank of China

Account No.: 3202114419100021338

Article16 In case Borrower has not paid the principal and interest as scheduled, Consigner has the right to deduct directly from Borrower’s account and Borrower promises it will not raise any objection on such acts.

Article 17 In case the loan is guaranteed, Consigner should itself review guarantee capability of the Guarantor, collateral ownership and value, and practicability of lien. Consignee undertakes no obligation of reviewing.

As for the guaranteed extension loan, Consigner should get Guarantor’s prior approval and inform Consignee and Guarantor to renew extension contract 10 days in advance in written.

Cost for guarantee issues should be undertaken by / Consigner.

Article 18 In case of deterioration of Borrower’s operation and other situations endangering entrusted loan, the Consigner has right to inform Consignee to assist to recover entrusted loan in advance. Borrower accepts that Consignee has right to declare the expiry of entrusted loan in advance as per Consigner’s instruction.

Article19 Consigner has the right to require the principal and interest of entrusted loan directly from Borrower, as well as to initiate legal proceedings.

Chapter III Rights and Obligations of Consignee

Article 20 As per the stipulations of General Authorized Agent Agreement for Entrusted Loan, Consignee has the right to require for the detailed use of the entrusted loan from Consigner. If any doubt about the legality of the use arise herein, Consignee could refuse to handle procedures.

Article 21 Consignee checks the contract herein compared to the General Entrusted Loan Notice signed by Consigner. Lending procedure could be implemented after confirmation of full payment of entrusted loan.

Article 22 Consignee should transfer capital and interest paid from Borrower promptly to entrusted loan special account, as required by Consigner, and should mark out the amount of capital and interest on capital transfer voucher.

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Article 23 During the term of the contract, if Borrower could not pay back the principal and interest as scheduled due to Borrower’s malfunction in management and operation; or any change to guarantee occurs not in favor of creditor’s rights; or Borrower uses the loan not in compliance with the stipulation herein; Consignee could terminate the contract in advance as required by Consigner, and deduct the principal and interest of the loan from Borrower's account.

Article 24 Consignee should make prompt demand for collection of unpaid principal and interest in written. If Borrower is not able to repay the loan, during the guarantee period, Consignee should make prompt demand for collection from Borrower in written and report the demand situation to Consigner.

Article 25 If Consignee and Borrower are not at the same district, Consignee could delegate part of the entrusted loan matters to local office of Industrial and Commercial Bank of China in Borrower’s district. Consignee undertakes responsibility for the acts of delegated entrust agency.

Article 26 Consignee is entrusted by Consigner to supervise the use of loan, and the following supervision measures should be taken:

______________________/____________________________________________________________________________

________________________________________

Article 27 If guaranty is implemented in this entrusted loan, Consignee should sign guarantee contract with Guarantor designated by Consigner, in accordance with Consigner’s written notice, and handle necessary notarization and registration procedure. Consignee has right to require, as per the stipulation in the contract herein, Consigner or Borrower to pay for the cost arising in the process of handling guarantee procedure.

Chapter IV Rights and Obligations of Borrower

Article 28 Borrower should open basic account or general deposit account in Consignee’s business unit to handle the issue of borrowing, repayment, payment of interest, and so on

Article 29 Before use of the loan, Borrower should withdraw money once or more times from Consignee in accordance with loan plan. Every time before withdrawing, Borrower should hand in notice to delivery to Consignee one day(s) in advance.

Article 30 Borrower should use the loan in accordance with agreed purpose, and should not use the loan in misappropriation or diversion.

Article 31 Borrower should prepare ample amount of principal and interest in the current period in Consignee’s account before interest settlement or principal payment date, and should pay for the principal and interest as agreed hereto.

Article 32 In the duration of the contract, Borrower should accept examination and supervision on the use of the loan from Consigner and Consignee. Borrower should provide timely financial accounting statement and other materials required by Consigner and Consignee.

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Article 33 In the duration of the contract, if Borrower is engaged in major investment, shareholding reform, contracting, leasing, joint venture, merging, division, foreign investment cooperation, paid property transfer and application for dissolution, and so on it should inform Consigner and Consignee 60 days in advance in written.

Article 34 If Borrower requires to pay off the loan ahead of time, it shall submit to Consignee the loan repayment application prior to _____days of planned payment date and accept Consigner’s written approval.

Article 35 If Borrower requires for loan extension, it shall submit to Consigner the application prior to 30 days before expiry of the loan and accept Consigner’s written approval.

Article 36 Borrower should accept legal status of the delegated agency entrusted by Consignee, and undertake all the obligations towards the delegated agency.

Chapter V Default Liability

Article 37 If Borrower uses the loan inappropriately, Consigner has right to, in accordance with default amount and term, make 0.5‰ daily rate penalty as per Consigner’s written instruction and loan interest rate stipulated in the contract herein.

Article 38 If Borrower fails to pay the principal and interest of the loan as scheduled, Consignee has right to, in accordance with default amount and term, make 0.5‰ daily rate penalty as per Consigner’s written instruction and loan interest rate stipulated in the contract herein.

Article 39 If Consignee fails to release the loan according to agreed date and amount, Consigner has right to collect daily 0.5‰ default penalty.

Article 40 In the duration of the contract, the occurrence of any of the following events shall be deemed a default by Borrower under this contract, and Consignee has right to stop releasing loan as per Consigner’s written instruction, recover loan in advance or deduct the principal and interest of the loan from Borrower’s account without prior notice to Borrower, if Borrower

1. fails to pay the principal and interest of the loan as per the stipulation in the contract;

2. fails to use the loan as agreed in the contract herein;

3. loan is expired and fails to pay after Consignee’s collection;

4. fails to provide financial statement and other materials as required by Consigner and Consignee, or provide fake financial statements;

5. involved in major litigation or arbitration proceedings and other legal proceedings;

Article 41 If Consigner fails to pay for procedure cost, guarantee, litigation and other costs as scheduled, Consignee has right to deduct directly relevant cost from Consigner’s account in Industrial and Commercial Bank of China or from the principal and interest paid by Borrower.

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Chapter VI Miscellaneous

Article 42 Delivery. All the notice and instructions under the contract should be delivered in written. If delivered in person or by letter, signing date should be regarded as delivery date; through fax delivery, the date of receiving reply should be regarded as delivery date.

Article 43 Modification and Termination of the Contract. Once contract coming into force, if Consigner, Consignee, or Borrower wants to modify the terms of the contract, modification could only occur when three parties reach a consensus after negotiation. If there is any guaranty for the loan under this contract, written approval from Guarantor is required.

Article 44 Disputes Settlement. Should any disputes happen in the process of the contract, all parties shall resolve them through consultations. If no settlement is reached; the following (2) settlement could be taken:

(1) Arbitration commission gave arbitration at _________ based on arbitration rule when the issue was submitted.

(2) Submitting to local People‘s Court where Consignee lives.

Article 45 Other items that Consigner, Consignee and Borrower have agreed upon (this Article should not have conflicts with other articles and impact practical rights and obligations between the parties.)

1. Consigner, Consignee and Borrower confirm collectively: if Borrower fails or is not able to perform the obligation stipulated in the contract herein, Consigner could institute a suit to People’s Court in its own name.

2. Consigner, Consignee and Borrower confirm collectively: after prudent consideration, three parties agree voluntarily that the contract is notarized and given compulsory execution in notarial office in compliance with laws and stipulations from signing date of the contract. Consignee recognizes all the matters that Consigner applies to handle by itself in relevance with applying for the issuing of certificates (including but not limited to, make notarization application, performing notarization procedure, check the debt, signing notarization documents, apply for prosecution from court, and so on) Three parties have a complete understanding of the definition, contents, procedure and effectiveness of compulsory execution notarization and bring no disputes to the obligations stipulated in the contract. Three parties agree collectively: if Borrower fails or is not able to perform the obligations, Consigner has right to apply for compulsory execution certificate directly from notarization office, or apply for compulsory execution from People’s Court with jurisdiction, without implementing any issuing procedure; meanwhile, Borrower accepts compulsory execution from People’s Court voluntarily and gives up any counterpleading. The agreement hereof on compulsory execution of notarization prevails over implementation in Article 45, Section 1.

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3. Consigner, Consignee and Borrower agree and confirm: Notice between three parties could be delivered by special messenger, certified mail, or express mail, and so on Three parties confirm address stipulated in the contract herein could be the deliver address for the notice deliver above. Three parties confirm address stipulated in the contract herein could be delivery address for notarial certificate, arbitration certificate, and court’s litigation documents; if not informing other parties in written of any change of the address in the contract, the address is regarded unchanged; if notification, notarial certificate, arbitration certificate and litigation documents are not received due to mistake of stipulated address or untimely informing of address change, the day the notification or documents are rejected is regarded as delivery date during the delivery of the mail.

Article 46 Unfinished Matters. Unfinished matters should comply with laws, regulations and financial stipulations in People’s Republic of China.

Article 47 Contract Effectiveness. The contract shall go into effect after signed by Consigner, Consignee and legal representative/ responsible person or the authorized representative of the Borrower, and sealed with common seal and special seal for contract. The contract will be terminated automatically after rights and obligations of all parties are fully realized/ performed.

Article 48 Components of the Contract. Any documents in relevance to the contract including General Authorized Agent Agreement for Entrusted Loan, receipts, supplementary Articles of the loan contract modified by three parties shall be parts under this contract and have the same legal effect.

Article 49 Copies of the Contract. This contract shall be made in quintuplicate, having the same legal effect; Consigner holds two, each for Consignee, Borrower and notary agency.

This page hereafter is intentionally left blank.

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This page is signing page of General Contract of Entrusted Loan by and between Hubei Asset Management Co., Ltd., Wuhan Jiang’an Branch of Industrial & Commercial Bank of China, and Wuhan Kingold Jewelry Co., Ltd.

Consigner: (Seal) Hubei Asset Management Co., Ltd.

Legal Representative: (Signature)

Consigner: (Seal) Wuhan Jiang’an Branch of Industrial & Commercial Bank of China

Responsible Person or Authorized agent: (Signature)

2016/9/30

Borrower: (Seal) Wuhan Kingold Jewelry Co., Ltd.

Legal Representative: (Signature)

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